UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2009

THE McGRAW-HILL COMPANIES, INC.
(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-1023 Commission File Number	13-1026995 (I.R.S. Employer Identification Number)

1221 Avenue of the Americas, New York, New York (Address of principal executive offices)	10020 (Zip code)

(212) 512-2564 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On January 1, 2009, The McGraw-Hill Companies, Inc. (the “Company”) entered into a Contribution Agreement (the “Contribution Agreement”) with Standard & Poor’s Financial Services LLC (“S&P”), a newly formed Delaware limited liability company and wholly-owned subsidiary of the Company.

Pursuant to the Contribution Agreement, the Company transferred to S&P certain United States properties and assets related to the Company’s Standard & Poor’s Division.  Accordingly, most of the Company’s Standard & Poor’s United States businesses will now be operated by a subsidiary and not a division of the Company.  This internal reorganization was undertaken in order to address future operating and financial conditions and will not affect the ongoing conduct of Standard & Poor’s businesses, including its credit ratings business.

In connection with the execution of the Contribution Agreement and the transactions pursuant thereto, the Company has entered into a first supplemental indenture, dated January 1, 2009, (the “Supplemental Indenture”) between the Company and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), amending the Company’s Indenture, dated November 2, 2007 (the “Indenture”) between the Company and the Trustee, pursuant to which the Company issued $400,000,000 aggregate principal amount of 5.375% Senior Notes due 2012, $400,000,000 aggregate principal amount of 5.900% Senior Notes due 2017 and $400,000,000 aggregate principal amount of 6.550% Senior Notes due 2037 (together, the “Securities”).  The Supplemental Indenture provides that S&P will guarantee in full the Securities issued under the Indenture.

A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1.

Item 8.01	Other Events.

In connection with the execution of the Contribution Agreement and the transactions pursuant thereto, the Company has also entered into (1) a First Amendment to 364-Day McGraw-Hill Credit Agreement, dated January 1, 2009 (the “364-Day First Amendment”), between the Company and JPMorgan Chase Bank, N.A. (the “Administrative Agent”), amending the Company’s 364-Day Credit Agreement, dated September 12, 2008 (the “364-Day Credit Agreement”) among the Company, the lenders from time to time party thereto and the Administrative Agent; (2) a First Amendment to Three-Year McGraw-Hill Credit Agreement, dated January 1, 2009 (the “Three-Year First Amendment”), between the Company and the Administrative Agent, amending the Company’s Three-Year Credit Agreement, dated September 12, 2008 (the “Three-Year Credit Agreement”) among the Company, the lenders from time to time party thereto and the Administrative Agent; (3) an amended and restated issuing and paying agency agreement, dated January 1, 2009 (the “Amended and Restated Issuing and Paying Agency Agreement”), among the Company, S&P, as guarantor, and JPMorgan Chase Bank, N.A., as issuing and paying agent (the “Issuing and Paying Agent”), amending and restating the Issuing and Paying Agency Agreement, dated as of June 22, 2007, among the Company and the Issuing and Paying Agent; and (4) amended and restated commercial paper dealer agreements, dated January 1, 2009, (the “Amended and Restated Dealer Agreements”), amending and restating the Company’s Commercial Paper Dealer Agreements, dated June 22, 2007 between the Company and J.P. Morgan Securities, Inc., as dealer; the Company and Merrill Lynch Money Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as dealers; and the Company and Morgan Stanley & Co. Incorporated, as dealer (collectively, the “Dealer Agreements”).

The 364-Day First Amendment and the Three-Year First Amendment amend the 364-Day Credit Agreement and the Three-Year Credit Agreement, respectively, by adding the provisions necessary to enable a subsidiary of the Company to become a subsidiary guarantor of the obligations of the Company under the respective agreements through the execution and delivery by such subsidiary of a joinder agreement.  On January 1, 2009, S&P executed such joinder agreements and became a subsidiary guarantor under the amended 364-Day Credit Agreement and the amended Three-Year Credit Agreement.

The Amended and Restated Issuing and Paying Agency Agreement and the Amended and Restated Dealer Agreements provide that S&P will guarantee in full any short-term notes issued under the Dealer Agreements or to be issued under the Amended and Restated Dealer Agreements.

Copies of the First Amendment to 364-Day McGraw-Hill Credit Agreement, the First Amendment to Three-Year McGraw-Hill Credit Agreement and the respective joinder agreements are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	First Supplemental Indenture, dated January 1, 2009, between the Company and The Bank of New York Mellon, as trustee.

10.1	First Amendment to 364-Day McGraw-Hill Credit Agreement, dated January 1, 2009, between the Company and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Joinder Agreement, dated January 1, 2009, between S&P and JPMorgan Chase Bank, N.A., as administrative agent.

10.3	First Amendment to Three-Year McGraw-Hill Credit Agreement, dated January 1, 2009, between the Company and JPMorgan Chase Bank, N.A., as administrative agent.

10.4	Joinder Agreement, dated January 1, 2009, between S&P and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 2, 2009

THE McGRAW-HILL COMPANIES, INC.

By:	/s/ Kenneth Vittor
	Name:	Kenneth Vittor
	Title:	Executive Vice President and General Counsel

EXHIBITS

Exhibit No.	Description

4.1	First Supplemental Indenture, dated January 1, 2009, between the Company and The Bank of New York Mellon, as trustee.

10.1	First Amendment to 364-Day McGraw-Hill Credit Agreement, dated January 1, 2009, between the Company and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Joinder Agreement, dated January 1, 2009, between S&P and JPMorgan Chase Bank, N.A., as administrative agent.

10.3	First Amendment to Three-Year McGraw-Hill Credit Agreement, dated January 1, 2009, between the Company and JPMorgan Chase Bank, N.A., as administrative agent.

10.4	Joinder Agreement, dated January 1, 2009, between S&P and JPMorgan Chase Bank, N.A., as administrative agent.